UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MOLSON COORS BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	84-0178360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 4030, BC555, Golden, Colorado, USA 111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, Canada	80401 H3C 2M1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.800% Senior Notes due 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-277183

Securities to be registered pursuant to Section 12(g) of the Act:

None

Molson Coors Beverage Company, a Delaware corporation (the “Company”), has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated May 22, 2024 (the “Prospectus Supplement”) to a Prospectus dated February 20, 2024 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3ASR (Registration No. 333-277183), which Registration Statement was filed with the Commission on February 20, 2024 and which became effective automatically upon filing, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of Debt Securities and Guarantees of Debt Securities” in the Prospectus.

Item 2.	Exhibits

4.1	Indenture, dated as of May 29, 2024, between Molson Coors Beverage Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.
4.2	First Supplemental Indenture, dated as of May 29, 2024, between Molson Coors Beverage Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.
4.3	Form of 3.800% Senior Note due 2032 (included Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 29, 2024	MOLSON COORS BEVERAGE COMPANY

	By:	/s/ Natalie G. Maciolek
Natalie G. Maciolek
Chief Legal & Government Affairs Officer and Secretary